Exhibit 10.11

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made and entered into as of this [—] day of [—], [—], by and between The Habit Restaurants, Inc., a Delaware corporation (the “Company” and together with its wholly-owned subsidiaries, the “Companies”), and [—] (“Indemnitee”).

WHEREAS, in light of the litigation costs and risks to directors and executive officers resulting from their service to companies, and the desire of the Companies to attract and retain qualified individuals to serve as directors and executive officers, it is reasonable, prudent and necessary for the Companies to indemnify and advance expenses on behalf of their respective directors and executive officers to the extent permitted by applicable law so that they will serve or continue to serve the Companies free from undue concern regarding such risks;

WHEREAS, the Companies have requested that Indemnitee serve or continue to serve as a director and/or executive officer of one or more of the Companies and may have requested or may in the future request that Indemnitee serve one or more Enterprises (as hereinafter defined) as a director, executive officer or in other capacities;

WHEREAS, Indemnitee is willing to serve as a director and/or executive officer of one or more of the Companies on the condition that he or she be so indemnified; and

WHEREAS, Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by Indemnitee-Related Entities (as hereinafter defined), which Indemnitee, the Companies and the Indemnitee-Related Entities intend to be secondary to the primary obligation of the Companies to indemnify Indemnitee as provided herein, with the Companies’ acknowledgement of and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve as a director and/or executive officer of one or more of the Companies;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Companies and Indemnitee do hereby covenant and agree as follows:

1.	Services by Indemnitee. Indemnitee agrees to serve as a director and/or executive officer of one or more of the Companies. Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation under any other agreement or any obligation imposed by operation of law).

2.

Indemnification - General. On the terms and subject to the conditions of this Agreement, the Companies shall indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, liabilities, losses, costs, Expenses (as hereinafter defined) and other matters that may result from or arise in connection with Indemnitee’s Corporate Status (as hereinafter defined) and shall advance Expenses to Indemnitee, to the fullest extent permitted by applicable law. The indemnification obligations of the Companies under this Agreement (a) shall continue after such time as Indemnitee ceases to serve as a director or executive officer of one or more of the Companies or in any other Corporate

Status, and (b) include, without limitation, claims for monetary damages against Indemnitee in respect of any alleged breach of fiduciary duty, to the fullest extent permitted under applicable law (including, if applicable, Section 145 of the Delaware General Corporation Law; provided, that, to the extent the Indemnitee is not a director or officer of the Company, Section 145 of the Delaware General Corporation Law shall be deemed to apply to the Indemnitee as if such Indemnitee is or was a director or officer of the Company for all purposes under this Agreement) as in existence on the date hereof and as amended from time to time.

3.	Proceedings Other Than Proceedings by or in the Right of any of the Companies. If by reason of Indemnitee’s Corporate Status Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of any of the Companies to procure a judgment in any of the Companies’ favor, the Companies shall indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Companies and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

4.	Proceedings by or in the Right of any of the Companies. If by reason of Indemnitee’s Corporate Status Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of any of the Companies to procure a judgment in any of the Companies’ favor, the Companies shall indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Companies; provided, however, that indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged by a court of competent jurisdiction to be liable to any of the Companies only if (and only to the extent that) the Court of Chancery of the State of Delaware (the “Delaware Court”) or the court in which such Proceeding shall have been brought or is pending shall determine that despite such adjudication of liability and in light of all circumstances such indemnification may be made.

5.

Mandatory Indemnification in Case of Successful Defense. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any Proceeding (including, without limitation, any Proceeding brought by or in the right of any of the Companies), the Companies shall indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith. If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Companies will indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with each claim, issue or matter resolved successfully on the merits or otherwise. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, on substantive or procedural grounds, shall be deemed to be a successful resolution as to such claim, issue or matter. This provision is not intended to limit any other provision contained herein or any other rights to indemnification to which the Indemnitee may be entitled.

6.	Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement or otherwise to indemnification by any of the Companies for some or a portion of the Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee or on behalf of Indemnitee in connection with a Proceeding or any claim, issue or matter therein, but not, however, for the total amount thereof, the Companies shall indemnify Indemnitee for that portion thereof to which Indemnitee is entitled.

7.	Indemnification for Additional Expenses Incurred to Secure Recovery or as Witness.

(a)	The Companies will indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, any and all Expenses and, if requested by Indemnitee, will (within twenty (20) calendar days of such request) advance such Expenses to Indemnitee that are reasonably incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of Expenses by any of the Companies under this Agreement, any other agreement, the Certificate of Incorporation or By-Laws of any of the Companies as now or hereafter in effect; or (ii) recovery under any director and officer liability insurance policy maintained by any Enterprise to the fullest extent permitted by law.

(b)	To the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, the Companies will indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, and the Companies will advance, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith.

8.	Advancement of Expenses.

(a)

The Companies shall advance all Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) reasonably incurred by or on behalf of Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding within twenty (20) calendar days after the receipt by the Companies of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such advances shall, in all events, be (i) unsecured and interest free; and (ii) made without regard to Indemnitee’s ability to repay the advances.

(b)	To obtain advancement of Expenses under this Agreement, Indemnitee shall submit to the Company a written request for advancement of Expenses and, to the extent required by applicable law, an unsecured written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Upon submission of such request for advancement of Expenses and unsecured written undertaking, Indemnitee shall be entitled to advancement of Expenses as provided in this Section 8, and such advancement of Expenses shall continue until such time (if any) as there is a final judicial determination that Indemnitee is not entitled to indemnification.

9.	Certain Agreements Related to Indemnification.

(a)	To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request for indemnification at such time as determined by Indemnitee in Indemnitee’s sole discretion.

(b)	At any time after submission by Indemnitee of a request for indemnification pursuant to Section 9(a) or request for advancement pursuant to Section 8(a), either any of the Companies or Indemnitee may petition the Delaware Court for resolution of a refusal or failure by any of the Companies to provide indemnification or advancement. The Companies will pay any and all Expenses reasonably incurred in connection with the investigation and resolution of such claim for indemnification or advancement.

(c)

Indemnitee shall have the sole right and obligation to control the defense or conduct of any claim or Proceeding with respect to Indemnitee with counsel chosen by such Indemnitee; provided, that Indemnitee will not compromise or settle any claim or Proceeding, release any claim, or, except as required by applicable law, make any admission of fact, law, liability or damages with respect to any losses for which indemnification is sought hereunder without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Companies will not, with respect to any person or entity, settle any claim or Proceeding, release any claim, or, except as required by applicable law, make any admission of fact, law or liability or damages, or assign, pledge or permit any subrogation with respect to the foregoing, or permit any Enterprise to do any of the foregoing, to the extent such settlement, release, admission, assignment, pledge or subrogation in any way adversely affects Indemnitee (including, but not limited to, the Indemnitee’s rights under any liability insurance policy maintained by any Enterprise) or directly or indirectly imposes any expense, liability, damages, debt, obligation or judgment on Indemnitee.

(d)	The parties intend and agree that, to the extent permitted by law, in connection with any determination with respect to entitlement to indemnification hereunder: (i) it will be presumed that Indemnitee is entitled to indemnification under this Agreement, and that the Enterprise or any other person or entity challenging such right will have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption; (ii) the termination of any action, suit or Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the applicable Enterprise, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful; (iii) Indemnitee will be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the applicable Enterprise, including financial statements, or on information supplied to Indemnitee by the officers, employees, or committees of the board of directors of the applicable Enterprise, or on the advice of legal counsel for the applicable Enterprise or on information or records given in reports made to the applicable Enterprise by an independent certified public accountant or by an appraiser or other expert or advisor selected by the applicable Enterprise; and (iv) the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise or relevant enterprises will not be imputed to Indemnitee in a manner that limits or otherwise adversely affects Indemnitee’s rights hereunder. The provisions of this Section 9(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e)	Indemnitee agrees to notify the Companies promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter that may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that any failure of Indemnitee so to notify the Companies will not relieve the Companies of any obligation that they may have to Indemnitee under this Agreement or otherwise. If at the time of receipt of any such request for indemnification or notice any of the Companies have director and officer insurance policies in effect, the Companies will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies.

10.	Other Rights of Recovery; Insurance; Subrogation, etc.

(a)	The rights of indemnification and to receive advancement as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, under the Certificates of Incorporation or By-Laws of any Enterprise, or under any other agreement, vote of stockholders or resolution of directors of any Enterprise, or otherwise. Indemnitee’s rights under this Agreement are present contractual rights that fully vest upon Indemnitee’s first service as a director or executive officer of any of the Companies. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the General Corporation Law of the State of Delaware (or other applicable law), whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Certificates of Incorporation or By-Laws of any Enterprise and this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)	To the extent that any of the Enterprises maintains an insurance policy or policies providing liability insurance for directors, officers, employees, fiduciaries, representatives, partners or agents of any Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, fiduciary, representative, partner or agent insured under such policy or policies.

(c)

In the event of any payment by any of the Companies under this Agreement, the Companies shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against any other Enterprise, and Indemnitee hereby agrees, as a condition to obtaining any advancement or indemnification from the Companies, to assign all of Indemnitee’s rights to obtain from such other Enterprise such amounts to the extent that they have been paid to or for the benefit of Indemnitee as advancement or indemnification under this Agreement and are adequate to indemnify Indemnitee with respect to the costs, Expenses or other items to the full extent that Indemnitee is entitled to indemnification or other payment hereunder; and Indemnitee will (upon request by any of the Companies) execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Companies to bring suit or enforce such rights.

(d)	Given that certain Jointly Indemnifiable Claims may arise, the Companies acknowledge and agree that the Companies shall be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification or advancement of Expenses in connection with any such Jointly Indemnifiable Claim, whether Indemnitee’s right to indemnification or advancement from the Companies arises, pursuant to and in accordance with (as applicable) the terms of (i) the Delaware General Corporation Law, (ii) the Certificate of Incorporation or the By-Laws of any of the Companies, (iii) this Agreement, (iv) any other agreement between either any of the Companies or any other Enterprise and the Indemnitee pursuant to which the Indemnitee is indemnified, (v) the laws of the jurisdiction of incorporation or organization of any other Enterprise and/or (vi) the Certificate of Incorporation, certificate of organization, By-Laws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any other Enterprise ((i) through (vi) collectively, the “Indemnification Sources”), without regard to any right of recovery the Indemnitee may have from the Indemnitee-Related Entities or any right to insurance coverage that Indemnitee may have under any insurance policy issued to any Indemnitee-Related Entity. Under no circumstance shall any of the Companies or any other Enterprise be entitled to any right of subrogation, reimbursement, exoneration, indemnification or contribution from the Indemnitee-Related Entities (or any insurance carrier providing insurance coverage to Indemnitee under any insurance policy issued to a Indemnitee-Related Entity) pursuant to any right of indemnification Indemnitee has under a contract or otherwise between Indemnitee and any Indemnitee-Related Entities or any insurance coverage (and neither any of the Companies nor any Enterprise shall have any right to participate in any claim or remedy of the Indemnitee in respect thereof), and no right of indemnification, reimbursement, advancement of Expenses or insurance coverage or any other right of recovery the Indemnitee may have from the Indemnitee-Related Entities (or from any insurance carrier providing insurance coverage to any Indemnitee-Related Entity) shall reduce or otherwise alter the rights of the Indemnitee or the obligations of any of the Companies or any other Enterprise under the Indemnification Sources. The Companies hereby unconditionally and irrevocably waive, relinquish and release, and covenant and agree not to exercise (and to cause each of the other Enterprises not to exercise), any rights that it may now have or hereafter acquire against any Indemnitee-Related Entity or Indemnitee that arise from or relate to the existence, payment, performance or enforcement of the Companies’ obligations under this Agreement or under any other indemnification agreement (whether pursuant to contract, by-laws or charter), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Indemnitee against any Indemnitee-Related Entity or Indemnitee (or any insurance carrier providing insurance coverage to any Indemnitee-Related Entity), whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any

Indemnitee-Related Entity or Indemnitee (or any such insurance carrier), directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

(e)	The Companies shall take any and all actions as may reasonably be requested by Indemnitee or any Indemnitee-Related Entity to cause director and officer liability insurance policies maintained by any of the Companies, and those maintained by any other applicable Enterprise, to be paid and exhausted to cover any Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) that could be subject to indemnification hereunder without regard to any director and officer liability insurance policies that may be maintained by any Indemnitee-Related Entity or any of their affiliates (other than affiliates that are Enterprises). In the event that any of the Indemnitee-Related Entities shall make or cause to be made any payment to the Indemnitee in respect of indemnification or advancement of Expenses with respect to any Jointly Indemnifiable Claim, (i) the Companies shall, and to the extent applicable shall cause the other Enterprises to, reimburse, indemnify and hold harmless each Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (ii) to the extent not previously and fully reimbursed by the Companies and/or any other Enterprise pursuant to clause (i), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against any of the Companies and/or any other Enterprise, as applicable, and (iii) Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights.

(f)	The Companies’ obligation to indemnify or advance Expenses hereunder to Indemnitee in respect of or relating to Indemnitee’s service at the request of any of the Companies as a director, officer, employee, fiduciary, representative, partner or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as payment of indemnification or advancement of Expenses from such other Enterprise, except to the extent that such indemnification payments and advance payment of Expenses when taken together with any such amount actually received from other Enterprises or under director and officer insurance policies maintained by one or more Enterprises are inadequate to fully pay all costs, Expenses or other items to the full extent that Indemnitee is entitled to indemnification or other payment hereunder.

11.	Employment Rights; Successors; Third Party Beneficiaries.

(a)	This Agreement shall not be deemed an employment contract between any of the Companies and Indemnitee. This Agreement shall continue in force as provided above after Indemnitee has ceased to serve as a director and/or executive officer of any of the Companies.

(b)	This Agreement shall be binding upon each of the Companies and their successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

(c)	The Indemnitee-Related Entities are express third party beneficiaries of this Agreement, are entitled to rely upon this Agreement, and may specifically enforce any of the Companies’ obligations hereunder (including but not limited to the obligations specified in Section 10 of this Agreement).

12.	Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

13.	Exception to Right of Indemnification or Advancement of Expenses. Except as provided in Section 7(a) of this Agreement or as may otherwise be agreed by any of the Companies, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee (other than a Proceeding by Indemnitee by way of defense or to enforce the rights under this Agreement or under statute or other law including any rights under Section 145 of the Delaware General Corporation Law), unless the bringing of such Proceeding or making of such claim shall have been approved by the board of directors of the Company.

14.	Definitions. For purposes of this Agreement:

(a)	“By-Laws” means, with respect to any entity, (i) in the case of the Company, its by-laws, and (ii) in the case of any other entity, its by-laws or similar constituting document.

(b)	“Certificate of Incorporation” means, with respect to any entity, (i) in the case of the Company, its certificate of incorporation, and (ii) in the case of any other entity, its certificate of incorporation, articles of incorporation or similar constituting document.

(c)	“Corporate Status” describes the status of a person by reason of his or her service as a director or executive officer of any of the Companies (including, without limitation, one who serves at the request of any of the Companies as a director, officer, employee, fiduciary or agent of any Enterprise).

(d)	“Enterprise” shall mean (i) each of the Companies; or (ii) any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that is a controlled affiliate or a wholly- or partially-owned direct or indirect subsidiary, or employee benefit plan, of any of the Companies and of which the Indemnitee is or was serving as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary, or in any similar capacity; or (iii) any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, in each case, of which Indemnitee is or was serving as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary, or in any similar capacity at the request of any of the Companies.

(e)	“Expenses” shall mean all reasonable costs, fees and expenses and shall specifically include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness, in, or otherwise participating in, a Proceeding, including, but not limited to, the premium for appeal bonds, attachment bonds or similar bonds and all interest, assessments and other charges paid or payable in connection with or in respect of any such Expenses.

(f)	“Indemnitee-Related Entities” means any corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (other than the Companies, any other Enterprise or the insurer under and pursuant to an insurance policy issued to or insuring the Companies or any Enterprise) from whom the Indemnitee may be entitled to indemnification, reimbursement, or advancement.

(g)

“Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Proceeding for which the Indemnitee shall be entitled to indemnification, reimbursement, advancement or insurance coverage from (i) either the Companies and/or any other Enterprise pursuant to the Indemnification Sources, on the one hand, and (ii) any Indemnitee-Related Entity (or an insurance carrier providing insurance coverage to any Indemnitee-Related Entity) under any other agreement or arrangement between any Indemnitee-Related Entity and the Indemnitee (or insurance policy providing insurance coverage to any Indemnitee-

Related Entity) pursuant to which the Indemnitee is indemnified or entitled to reimbursement, advancement or insurance coverage, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the Certificate of Incorporation, certificate of organization, By-Laws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.

(h)	“Proceeding” includes any actual, threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened, pending or completed proceeding, whether brought by or in the right of any of the Companies or otherwise and whether civil, criminal, administrative or investigative in nature, in which Indemnitee was, is, may be or will be involved as a party, witness or otherwise, by reason of Indemnitee’s Corporate Status or by reason of any action taken by him or her or of any inaction on his part while acting as director or officer of any Enterprise (in each case whether or not he or she is acting or serving in any such capacity or has such status at the time any liability or expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement).

15.	Construction. Whenever required by the context, as used in this Agreement the singular number shall include the plural, the plural shall include the singular, and all words herein in any gender shall be deemed to include (as appropriate) the masculine, feminine and neuter genders.

16.	Reliance; Integration.

(a)	The Companies expressly confirm and agree that they have entered into this Agreement and assumed the obligations imposed on each of them hereby in order to induce Indemnitee to serve as a director and/or executive officer of any of the Companies, and the Companies acknowledge that Indemnitee is relying upon this Agreement in serving as a director and/or executive officer of any of the Companies.

(b)	This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

17.	Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18.	Notice Mechanics. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)	If to Indemnitee, to:

[—]

(b)	If to any of the Companies, to:

The Habit Restaurants, Inc.

17320 Red Hill Avenue, Suite 140

Irvine, California 92614

or to such other address as may have been furnished (in the manner prescribed above) as follows: (a) in the case of a change in address for notices to Indemnitee, furnished by Indemnitee to the Company and (b) in the case of a change in address for notices to any of the Companies, furnished by such of the Companies to Indemnitee.

19.	Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Companies, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for reasonably incurred Expenses, in connection with any claim relating to a Proceeding under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Companies and the Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Companies (and their respective other directors, officers, employees and agents) and the Indemnitee in connection with such event(s) and/or transaction(s).

20.	Joint and Several Liability. The Companies shall cause each of the other Enterprises that it controls to perform the terms and obligations of this Agreement as though each such Enterprise was a party to this Agreement. To the extent that any of the Companies and one or more Enterprises are jointly obligated to indemnify the Indemnitee, the Companies shall be jointly and severally obligated with each other and with such Enterprise(s) to indemnify the Indemnitee pursuant to the terms of this Agreement.

21.

Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process. This Agreement and the legal relations among the parties shall, to the fullest extent permitted by law, be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflicts of law rules. The Companies and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or otherwise inconvenient forum.

22.	Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

23.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Company:	THE HABIT RESTAURANTS, INC., on behalf of the Companies

By:
Name:
Title:

Indemnitee:	Name:	[—]

[Signature Page to Indemnification Agreement]